Sub-Item 77Q1(a)

                                  CERTIFICATE

The undersigned hereby certifies that he is the Secretary of Invesco New York Quality Municipal Securities, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and that annexed hereto is an Amendment to the Amended and Restated Declaration of Trust of the Trust adopted by the Trustees of the Trust on March 16, 2011 as provided in Section 8.3 of the Amended and Restated Declaration of Trust, said Amendment to take effect on April 1, 2011, and does hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 31st day of March 2011

                                           /s/ John M.Zerr
                                           -------------------------------
                                               Name:  John M. Zerr
                                               Secretary

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                                   AMENDMENT

                              Dated March 16, 2011

                         To be Effective April 1, 2011

                                       TO

                 INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES

                   AMENDED AND RESTATED DECLARATION OF TRUST

                                     DATED

                               September 24, 1993

Dated March 16, 2011

To be Effective April 1, 2011

           AMENDMENT TO AMENDED AND RESTATED DECLARATION OF TRUST OF
                 INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES

          WHEREAS Invesco New York Quality Municipal Securities (the "Trust") was established by the Amended and Restated Declaration of Trust dated September 24, 1993, as amended from time to time (the "Declaration") under the laws of the Commonwealth of Massachusetts;

          WHEREAS Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose that does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and

          WHEREAS the Trustees of the Trust have deemed it advisable to decrease the maximum number of Trustees provided for under the Declaration.

          NOW THEREFORE

          1. Section 2.1 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows

     Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees provided however that the number of Trustees shall in no event be less than three nor more than sixteen except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees as provided in
     Section 6.1 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

          2. All capitalized terms are used herein as defined in the Declaration unless otherwise defined herein. All references in the Declaration to "this Declaration" shall mean the Declaration as amended by this Amendment.

          3. The Trustees of the Trust hereby reaffirm the Declaration as amended in all respects.

          4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

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          6. This amendment may be executed in more than one counterpart each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          IN WITNESS WHEREOF the undersigned Trustees of the Trust have executed this instrument this 31st day of March 2011.


By: /s/ David C. Arch                          By: /s/ Martin L . Flanagan
    --------------------------                     -----------------------------
    David C. Arch                                  Martin L. Flanagan
    Trustee                                        Trustee


By: /s/ Bob R. Baker                           By: /s/ Carl Frischling
    --------------------------                     -----------------------------
    Bob R. Baker                                   Carl Frischling
    Trustee                                        Trustee

By: /s/ Frank S. Bayley                        By: /s/ Prema Mathai-Davis
    --------------------------                     -----------------------------
    Frank S. Bayley                                Prema Mathai-Davis
    Trustee                                        Trustee

By: /s/ James T. Bunch                         By: /s/ Larry Soll
    --------------------------                     -----------------------------
    James T. Bunch                                 Larry Soll
    Trustee                                        Trustee

By:   /s/Bruce L. Crockett                     By: /s/ Hugo F. Sonnenschein
    --------------------------                     -----------------------------
    Bruce L. Crockett                              Hugo F. Sonnenschein
    Trustee                                        Trustee

By: /s/ Rodney F. Dammeyer                     By: /s/ Raymond Stickel, Jr.
    --------------------------                     -----------------------------
    Rodney F. Dammeyer                             Raymond Stickel, Jr.
    Trustee                                        Trustee

By: /s/ Albert R. Dowden                       By: /s/ Philip A. Taylor
    --------------------------                     -----------------------------
    Albert R. Dowden                               Philip A. Taylor
    Trustee                                        Trustee

By: /s/ Jack M. Fields                         By: /s/ Wayne W. Whalen
    --------------------------                     -----------------------------
    Jack M. Fields                                 Wayne W. Whalen
    Trustee                                        Trustee